3. PAR Technology Corporation Insider Trading Policy1 3.1 Purpose and Scope A. Purpose This Insider Trading Policy (“Policy”) provides guidelines with respect to transactions in the securities of PAR Technology Corporation (“PAR”) and the handling of confidential information about PAR and the companies with which PAR engages in transactions or does business. PAR’s Board of Directors has adopted this Policy to promote compliance with U.S. federal, state and foreign securities laws that prohibit certain persons who are aware of Material Non-Public Information (as described in Section 3.2.F. – Material Non-Public Information) about a company from: (i) engaging in transactions in the securities of that company; or (ii) providing Material Non-Public Information to other persons who may trade on the basis of that information. This Policy applies to transactions in PAR’s securities (collectively, “PAR Securities”), including PAR’s common stock, options to purchase common stock, or any other type of securities that PAR may issue, including (but not limited to) preferred stock, restricted stock, restricted stock units, convertible debentures, and warrants, as well as derivative securities that are not issued by PAR, such as exchange- traded put or call options or swaps relating to PAR securities. For purposes of this Policy, “trading”, “transacting,” or “transactions” include purchases, sales, and gifts of PAR Securities. B. Persons Subject to the Policy This Policy applies to: (i) all directors, officers, and employees of PAR and its subsidiaries. (ii) all family members, other members of a person’s household and entities controlled by a person covered by this Policy. Family Members. This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in securities (collectively referred to as “Family Members”). You are responsible for the transactions of your Family Members and therefore should make them aware of the need to confer with you before they engage in securities transactions that may be subject to this Policy, and you should treat all of their transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. Controlled Entities. This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively, “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. 1 PAR Technology Corporation Insider Trading Policy is included in its entirety in Chapter 3 of the PAR Technology Corporation Compliance Handbook. Exhibit 19

(iii) PAR may also determine in its discretion that other persons should be subject to this Policy, such as contractors or consultants who have access to Material Non-Public Information about PAR and/or its subsidiaries. C. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about PAR and its subsidiaries and to not engage in transactions in PAR Securities while in possession of Material Non-Public Information. Each person subject to this Policy is responsible for making sure that he, she or they comply with this Policy and that any Family Member or Controlled Entity whose transactions are subject to this Policy also complies with this Policy. In all cases, the responsibility for determining whether an individual is in possession of Material Non-Public Information rests with that individual, and any action on the part of PAR, the Chief Legal Officer (his or her designee) or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by PAR for any conduct prohibited by this Policy or applicable securities laws (as described in more detail below in Section 3.2.G. – Consequences of Violations). D. Administration of the Policy PAR’s Chief Legal Officer shall be responsible for administration of this Policy. All determinations and interpretations by the Chief Legal Officer shall be final and not subject to further review. All questions regarding this Policy should be directed to PAR’s Chief Legal Officer. In addition to certifying compliance with the Compliance Handbook, all PAR employees must separately certify their understanding of, and intent to comply with, this Policy on an annual basis. E. PAR Transactions From time to time, PAR may engage in transactions in its own securities. It is PAR’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors of PAR or appropriate committee thereof, if required) when engaging in transactions in PAR Securities. 3.2 Insider Trading Restrictions and Guidelines A. Transactions While Aware of Material Non-Public Information PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) who are aware of Material Non-Public Information relating to PAR may not directly or indirectly through other persons or entities: (i) buy, sell, gift, or otherwise trade in PAR Securities (except as otherwise specified under Section 3.3. – Certain Exceptions and Transactions under PAR Plans); (ii) advise or recommend others to buy, sell, gift, or otherwise trade in PAR Securities; (iii) disclose Material Non-Public Information to others who might trade in PAR Securities (“tipping”); or

(iv) disclose Material Non-Public Information to persons within PAR or its subsidiaries whose jobs do not require them to have that information or to persons outside of PAR and its subsidiaries, including (but not limited to) family, friends, business associates, investors, or securities analyst, unless such disclosure is made in accordance with PAR’s and its subsidiaries’ policies regarding the protection and external disclosure of confidential information about PAR and its subsidiaries (e.g., entering into non-disclosure agreements). The prohibition against trading in a company’s securities while aware Material Non-Public Information is not limited to trading in PAR Securities. PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) who, in the course of working for PAR or its subsidiaries, learns of Material Non-Public Information about a public company (i) with which PAR or one or more of its subsidiaries does business, such as PAR’s or its subsidiaries’ distributors, vendors, customers and suppliers, or (ii) that is involved in a potential transaction (such as an acquisition, investment, or sale) or a material business relationship with PAR or one or more of its subsidiaries, may not engage in transactions in that company’s securities, nor “tip” or share such Material Non-Public Information to Family Members or others, until the information becomes public or is no longer material. Information that is not Material Information (as described in Section 3.2.F. – Material Non-Public Information) to PAR or its subsidiaries may nevertheless be Material Information to such other companies. B. Improper or Inappropriate Conduct and Prohibited Transactions. In addition to insider trading considerations and concerns, PAR has determined that certain types of transactions create heightened legal risks and/or create the appearance of improper or inappropriate conduct, therefore, PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) may not engage in any of the following transactions: (i) Traded Options. Transactions in publicly traded options are relatively short-term, and the short-term trading may create the appearance that a person is trading based on Material Non-Public Information and cause or result in the person improperly focusing on PAR’s short-term performance at the expense of its long-term objectives. Accordingly, transactions in put or call options involving PAR Securities or other derivative securities involving PAR Securities are prohibited. (ii) Short Sales. Short sales of PAR Securities; that is, the sale of PAR Securities that the seller does not own at the time of sale may imply an expectation that the seller believes the PAR Securities will decline in value and potentially signal to the market that the seller lacks confidence in PAR. In addition, short sales of PAR Securities may reduce a seller’s incentive to seek to improve PAR’s performance. Accordingly, short sales of PAR Securities are prohibited. Short sales arising from certain types of hedging transactions are governed by Section 3.2.B.(iv) – Hedging Transactions. (iii) Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without its client’s consent if the client fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the client or pledgor is aware of Material Non- Public Information or otherwise is not permitted to trade in PAR Securities, PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) are prohibited from holding PAR Securities in a margin account or otherwise pledging PAR Securities as collateral for a loan. (Pledges of PAR Securities arising from certain types of hedging transactions are also prohibited, see Section 3.2.B.(iv) – Hedging Transactions). (iv) Hedging Transactions. Hedging or monetization transactions can occur in a number of ways, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such transactions may permit a person to continue to own PAR Securities, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as other PAR shareholders. Therefore, PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) are prohibited from engaging in any such transactions. C. Standing and Limit Orders In addition to the Improper or Inappropriate Conduct and Prohibited Transactions listed above, standing and limit orders, unless approved under a Rule 10b5-1 Plan (as described below in Section 3.3.E. – Rule 10b5-1 Plans), also create increased risks for insider trading violations because the broker’s client has no control over the timing of purchases or sales that result from standing instructions to a broker. As a result, the broker could execute a transaction when its client is aware of Material Non-Public Information. PAR discourages placing standing or limit orders on PAR Securities. If a person subject to this Policy determines that he or she must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the Additional Procedures described below in Section 3.4. – Additional Procedures-Pre-Clearance and Blackout Procedures. Even the appearance of an improper transaction must be avoided to preserve PAR’s reputation for adhering to the highest standards of conduct. D. Tipping and Other Unauthorized Disclosures, including Social Media As discussed under Section 3.2.A. – Transactions While Aware of Material Non-Public Information, PAR’s and its subsidiaries’ directors, officers and other employees (and any other person designated as subject to this Policy) may not disclose Material Non-Public Information relating to PAR or its subsidiaries to others or recommend or otherwise suggest to anyone that they purchase, sell, gift or otherwise trade in PAR Securities when he or she is aware of such information. This practice is known as “tipping” and is prohibited by the securities laws and, like insider trading, can result in severe consequences even though the “tipper” did not himself or herself gain any benefit from the trade (as described in more detail below in Section 3.2.G. – Consequences of Violations). “Tipping” does not have to involve express or explicit communications; it can occur when the context of a communication suggests the existence or significance of Material Non-Public Information. Posting Material Non-Public Information about, or confidential information of, PAR and/or its subsidiaries on the Internet, including on Facebook, Instagram, X (formerly Twitter) or on any other social media site, blog, chat room, bulletin board, or other electronic medium of any kind is prohibited. E. Post-Termination Transactions If a person is aware of Material Non-Public Information when his or her employment or service with PAR or its subsidiaries terminates, he or she may not engage in transactions in PAR Securities until such information has become public or is no longer Material Information; the procedural requirements under

Section 3.4.A. – Pre-Clearance Procedures will terminate on the expiration of any blackout period or other company-imposed trading restriction in-place at the time the person’s employment or service with PAR or its subsidiaries terminates. F. Material Non-Public Information 1. “Material Information”. Determining whether information is “material” requires consideration of all relevant facts and circumstances. In general, information is considered material if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell a security, or if the information could reasonably be expected to affect the price of the security. Both good news and bad news can be material. There is no bright‐line standard for assessing materiality and “materiality” is different for different companies. Examples of information that could be considered material information (depending on all relevant facts and circumstances) include but are not limited to: • undisclosed quarterly or annual financial results, including revenue, earnings, and similar financial information; • significant proposed or pending mergers, acquisitions, tender offers, joint ventures, dispositions, or other strategic transactions; • new equity or debt offerings or a significant borrowing; • a redemption or repurchase of securities as well as recapitalizations, dividends, stock splits and reverse splits; • gain or loss of a significant customer or supplier; • significant new products or services; • significant cybersecurity incidents; • a change of auditors or notification that the auditor's reports may no longer be relied upon; • bankruptcy, corporate restructuring, or receivership; and • actual or threatened significant litigation or governmental investigation, or resolution of the foregoing. 2. Non-Public Information. “Non-Public Information” is information that has not been disclosed to the public. For purposes of this Policy, information is considered disclosed to the public only when: • it has been widely disseminated to the public by PAR through appropriate channels (e.g., by means of a press release or a filing with the Securities and Exchange Commission (“SEC”)); and • two full trading days of PAR’s common stock (“NYSE trading day”) on the New York Stock Exchange (“NYSE”) have elapsed following public disclosure.

Federal, state and stock exchange investigators will scrutinize a questionable trade after the fact with the benefit of hindsight, so individuals should always err on the side of deciding that the information is Material Information and not trade. The mere fact that a person is aware of Material Non-Public Information is a bar to trading. It is no excuse that such person’s reason(s) for trading were not based on Material Non-Public Information. If you are not sure whether specific transactions, events or information is Material Non-Public Information, consult with PAR’s Chief Legal Officer for guidance before engaging in a transaction in PAR’s Securities. Remember, anyone scrutinizing your transaction will be doing so after the fact, with the benefit of hindsight. G. Consequences of Violations Insider trading violations are vigorously pursued by the SEC, U.S. Attorneys and state enforcement authorities, as well as enforcement authorities in foreign jurisdictions. Punishment for insider trading violations can be severe and include significant fines and imprisonment. In addition to penalties for insider trading and tipping material non-public information, the federal securities laws impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. The company’s directors, officers and other supervisory personnel could also be personally liable for civil penalties as “controlling persons” if they fail to take appropriate steps to prevent unlawful insider trading. An individual’s failure to comply with this Policy may subject the individual to internal company- imposed sanctions, including dismissal for cause, whether or not the individual’s failure to comply results in a violation of law. 3.3 Certain Exceptions and Transactions under PAR Plans This Policy does not apply in the case of the following transactions, except as specifically noted: A. Stock Option Exercises. The insider trading restrictions generally do not apply to the exercise of a stock option acquired pursuant to a PAR plan (e.g., the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (as amended and restated from time to time, a “PAR plan”) or to the exercise of a tax withholding right pursuant to which you elect to have PAR withhold shares of stock subject to an option to satisfy tax withholding requirements as long as, in each case, no shares are sold on the market. The insider trading restrictions do apply, however, to any sale of the underlying stock or to a “cashless exercise” of the option through a broker (that is, a market transaction), as this entails selling a portion of the underlying stock into the market to cover the costs of exercise of the option. B. Restricted Stock Awards. The insider trading restrictions generally do not apply to the vesting of restricted stock acquired pursuant to a PAR plan, or the exercise of a tax withholding right pursuant to which you elect to have PAR withhold shares of restricted stock to satisfy tax withholding requirements upon the vesting of any restricted stock. If you are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the insider trading restrictions also do not generally apply to a sale of shares of restricted stock under Rule 10b5-1(c)(1) of the Exchange Act to satisfy tax withholding requirements upon the vesting of any restricted stock. The trading restrictions do apply, however, to any market sale of restricted stock (other than the sale of stock under Rule 10b5-1(c)(1) of the Exchange Act to satisfy tax withholding requirements as described in the previous sentence). C. Restricted Stock Unit Awards (an RSU). The insider trading restrictions generally do not apply to the vesting and settlement of restricted stock units acquired pursuant to a PAR plan, or the exercise of a tax withholding right pursuant to which you elect to have PAR withhold shares of stock to satisfy tax withholding requirements upon the vesting and settlement of any restricted stock units. If you are not subject to Section 16 of the Exchange Act, the insider trading restrictions also do not generally apply to a sale of shares subject to an RSU award under Rule 10b5-1(c)(1) of the Exchange Act to satisfy tax withholding requirements upon the vesting and settlement of RSUs. The trading restrictions do apply, however, to any market sale of stock issued upon the vesting and settlement of an RSU (other than the sale of stock under Rule 10b5-1(c)(1) of the Exchange Act to satisfy tax withholding requirements as described in the previous sentence). D. Employee Stock Purchase Plan. The insider trading restrictions do not apply to purchases of PAR common stock in the employee stock purchase plan resulting from your periodic payroll contribution to the plan pursuant to an election you made at the time of enrollment in the plan. The trading restrictions also do not generally apply to your election to participate in the plan or your elections to modify or stop your contributions to the plan in an enrollment period; provided that any such election only relates to purchases of PAR common stock directly from PAR under the plan and does not involve any market purchase or sale of PAR Securities by you or PAR. The insider trading restrictions do apply to sales of PAR common stock acquired under the plan. E. Rule 10b5-1 Plans. Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. To be eligible to rely on this defense, and to comply with this Policy, a person must enter into a plan for transactions in PAR Securities that meets the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) and PAR’s Rule 10b5-1 Plan Guidelines. If the plan meets the requirements of Rule 10b5-1, then transactions in PAR Securities – executed pursuant to the Rule 10b5-1 Plan - may occur even if the person who entered into the plan is aware of Material Non-Public Information at the time the transaction(s) occurs. The securities laws do not recognize mitigating circumstances, so there are no exceptions for transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure). 3.4 Additional Procedures – Pre-Clearance and Blackout Procedures Directors of PAR, officers (as defined in Rule 16a-1(f) of the Exchange Act), all members of the executive leadership team, such other persons as the Chief Legal Officer may designate from time to time, and the Family Members and Controlled Entities of such persons are subject to the procedures set forth in this Section (“Additional Procedures”). If you are a member of this group, you will be notified in writing by PAR’s Chief Legal Officer. The requirements described below for pre-clearance, the quarterly trading restrictions, and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 Plans or the transactions described under Section 3.3. – Certain Exceptions and Transactions under PAR Plans, in each case, as described above. Under no circumstance will exceptions be granted due to hardship. A. Pre-Clearance Procedures Anyone subject to the Additional Procedures may not engage in any transaction involving PAR Securities without first obtaining pre-clearance of the proposed transaction from PAR’s Chief Legal Officer. A request for pre-clearance should be submitted to PAR’s Chief Legal Officer at least two (2) business days in advance of a proposed transaction in PAR Securities (whether a sale, purchase, gift or otherwise). When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any Material Non-Public Information about PAR or its subsidiaries and should describe fully those circumstances to the Chief Legal Officer. PAR’s Chief Legal Officer is under no obligation to approve a trade submitted for pre-clearance and may decide not to permit the transaction or exercise at his or her own discretion. If a person seeks pre-clearance and permission to engage in a transaction and such transaction is denied, then he or she must refrain from initiating any transaction in PAR Securities and may not inform any other person of the denial. Pre-cleared trades must occur within five (5) business days of receipt of pre-clearance approval unless an exception is granted by PAR’s Chief Legal Officer. Transactions that do not occur within this time limit must be resubmitted and receive pre-clearance approval from PAR’s Chief Legal Officer before the person may engage in such a transaction. PAR’s Chief Legal Officer must be notified no later than the close of business the day any pre-cleared transaction occurs. B. Quarterly Trading and Blackout Periods PAR’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for PAR Securities. Therefore, to avoid even the appearance of trading while in possession of Material Non-Public Information, the persons subject to the Additional Procedures must limit trading in PAR Securities to quarterly trading windows. Each quarterly trading window “opens” immediately following the second full trading day (“NYSE trading day”) of PAR’s common stock on the New York Stock Exchange (“NYSE”) following PAR’s filing of its quarterly report on Form 10-Q or annual report on Form 10-K (as applicable). For example, if PAR files its quarterly report after the end of the NYSE trading day on a Monday, the trading window will open after the end of the NYSE trading day on Wednesday, allowing for the trading of PAR Securities during the NYSE trading day on Thursday. The quarterly trading window closes 15 calendar days prior to the end of each fiscal quarter, and those people subject to these Additional Procedures may not trade until the quarterly trading window opens again as set forth above (a “blackout period”). Unless approved by PAR’s Chief Legal Officer, all pending purchase and sale orders regarding PAR Securities that have not been executed when the blackout period begins must be cancelled before they are executed. If you are aware of Material Non-Public Information, you are prohibited from trading whether or not it is within a quarterly trading window. In addition, anyone subject to the Additional Procedures must pre-clear all transactions in PAR Securities with PAR’s Chief Legal Officer, as discussed above in Section 3.4.A. – Pre-Clearance Procedures, even if they initiate them when the quarterly trading window is open.

C. Event-Specific Trading Restrictions From time to time, an event or transaction may occur or be pending that is material to PAR and is known by only a few people (directors and/or officers of PAR and its subsidiaries, and/or employees who participated in the event or transaction or who otherwise become aware of the event or transaction). So long as the event or transaction remains Material Non-Public Information, those who are aware of the event or transaction may not trade in PAR Securities regardless of whether the trading window is “open.” The existence of an event-specific trading restriction (including any extension of a quarterly blackout period to accommodate such event-specific trading restriction) will not be announced to PAR as a whole and should not be communicated to any other person. Even if PAR’s Chief Legal Officer has not designated you as a person who should not engage in transactions in PAR Securities due to an event- specific restricted period, you should not trade while aware of Material Non-Public Information. Exceptions will not be granted during an event-specific restricted period. The failure of PAR to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of Material Non-Public Information.